EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (Form SB-2/A pre-effective Amendment No. 1) and to the incorporation by reference in  the Company’s previously filed Registration Statements on Form SB-2 (No. 333-84184) and Form S-8 (Nos. 333-72095, 333-111017, 333-84184) of our report dated April 16, 2007, relating to the consolidated financial statements of BPO Management Services, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

Kelly & Company

Kelly & Company
Costa Mesa, California
November 29, 2007